Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
John P. Van Vlack
Executive Vice President, Chief Financial Officer &
Chief Accounting Officer
T: (561) 682-7721
E: John.VanVlack@Ocwen.com

OCWEN REPORTS NET INCOME OF $9.9 MILLION FOR Q4 2010
AND $38 MILLION FOR FULL YEAR 2010

Atlanta, GA – (February 24, 2011) Ocwen Financial Corporation (“Ocwen” or the “Company”) (NYSE:OCN) today reported net income for the twelve months ended December 31, 2010 of $38.0 million or $0.36 per share, compared with net income of $0.3 million or $0.00 per share in 2009. 2010 net income includes the reversal of a $9.1 million valuation allowance for income tax expense.

For the fourth quarter of 2010 Ocwen reported net income of $9.9 million compared to net income of $9.4 million for the fourth quarter of 2009. Pre-tax income from continuing operations was $15.2 million for the fourth quarter of 2010 versus $20.2 million for the fourth quarter of 2009.

Fourth quarter 2010 pre-tax income from continuing operations was affected by:

●
Non-recurring transaction related expenses for the HomEq servicing acquisition of $17.5 million consisting primarily of $14.6 million in Occupancy and Equipment expense from writing-off leasehold improvements and establishing a reserve for the discounted future rent and lease termination fees on the two HomEq facilities which were acquired and closed in 2010 and severance and WARN Act compensation of $2.6 million.

●
Interest expense of $1.2 million representing incremental amortization of up-front fees and original issue discount on the Senior Secured Term Loan related to the partial prepayment of this loan in 2010.

FOURTH QUARTER BUSINESS PERFORMANCE HIGHLIGHTS

●	Reduced servicing advances by $237.0 million, or 10.1%.
●	Completed 19,999 loan modifications of which 20% were HAMP modifications which exceeded the upper end of guidance of 16,000 to 19,000.
●
Made a $135.0 million voluntary prepayment on the Senior Secured Term Loan which along with the mandatory repayments reduced the outstanding balance to $197.5 million as of December 31, 2010. (Additional voluntary prepayments of $162.5 million were made subsequent to year-end.)

“Ocwen remains very pleased with our acquisition of HomEq as revenues are ramping up as expected and both delinquency rates and advances are dropping” said Ron Faris, President and CEO. In addition, we completed the transition in 2010 at a cost of $52.6 million, which was below our previous estimate of $56.0 million, and we do not expect any material expenses for the HomEq legacy platform beyond 2010. We were able to complete 19,999 loan modifications in the fourth quarter of 2010, tying a previous quarterly record, which along with a reduction in the number of newly delinquent loans helped contribute to the $237 million decline in servicing advances. We take great pride in our ongoing leadership in completing sustainable loan modifications that help more families keep their homes.” Faris added.

Ocwen Financial Corporation
Fourth Quarter 2010 Results
February 24, 2011

Chairman Bill Erbey stated “Our strong cash flow generation enabled us subsequent to year-end 2010 to repay all but $35 million of the $350 million Senior Secured Term Loan. Ocwen has sufficient liquidity to repay this loan in full and once completed will save the $9.3 million in interest and amortization incurred on this loan in the fourth quarter of 2010. However, it was important to leave a small amount of the Senior Secured Term Loan outstanding to maintain the accordion feature which provides financing flexibility should we acquire a significant portfolio. We substantially reduced non-core assets to less than $50 million excluding the non-recourse assets for the four securitization trusts that we now include on our balance sheet.”

Servicing
In comparison to the fourth quarter of 2009, revenue was 57% higher, and the total of unpaid principal balance serviced increased from $50.0 billion at December 31, 2009 to $73.9 billion at December 31, 2010.

Operating expense increased by $28.6 million due to $17.5 million in non-recurring transaction expenses related to the HomEq acquisition and to growth in our Servicing business. After adjusting for the non-recurring expenses, operating expenses increased by 36.4% over the fourth quarter of 2009.

Pre-tax income for Servicing was $18.8 million in the fourth quarter of 2010. After adjusting for the one-time items affecting the Servicing segment in the fourth quarter of 2010, pre-tax income was $37.5 million or 28.0% higher than in the fourth quarter of 2009. Excluding the interest expense on the Senior Secured Term loan that was almost fully repaid subsequent to the end of 2010, adjusted pre-tax income in Servicing would have been $45.6 million or 56% higher due to growth in our servicing portfolio and unit cost reductions.

Loans and Residuals
Loans and Residuals incurred a loss from continuing operations before taxes of $3.0 million as compared to a loss of $2.1 million in the fourth quarter of 2009. The fourth quarter 2010 loss includes a $2.1 million reduction in the valuation of performing loans as a result of changes in market conditions. The balance of assets in this segment was $103.9 million at December 31, 2010. Excluding $67.3 million in non-recourse assets associated with the four securitization trusts that we first included in our financial statement in 2010, our assets were $36.6 million.

Asset Management Vehicles
The loss from continuing operations before taxes for Asset Management Vehicles was $0.6 million as compared to a loss of $1.8 million in the fourth quarter of 2009. The carrying value of our investment in Asset Management Vehicles was $12.1 million at December 31, 2010.

Corporate
In the fourth quarter of 2010 losses from continuing operations before taxes were $0.05 million compared to a pre-tax loss of $5.3 million in the fourth quarter of 2009. The following items affected results in the quarter:

●	Gain of $6.0 million representing Ocwen’s share of proceeds from the sale of three low income housing partnerships with no book value.
●	Realized loss of $4.0 million on the sale of all remaining Auction Rate Securities.

Ocwen Financial Corporation is a leading provider of residential and commercial loan servicing, special servicing and asset management services. Ocwen is headquartered in Atlanta, Georgia with offices in West Palm Beach and Orlando, Florida, and Washington DC and support operations in India and Uruguay. Utilizing advanced technology and world-class training and processes, we provide solutions that make our clients’ loans worth more. Additional information is available at www.ocwen.com.

Ocwen Financial Corporation
Fourth Quarter 2010 Results
February 24, 2011

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, successful completion of the HomEq transaction, future liquidity and cost-effective resources in India. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, federal income tax rates, real estate market conditions and trends and the outcome of ongoing litigation as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 and its annual report on Form 10-K for the year ended December 31, 2010 to be filed on or before March 1, 2011. The forward-looking statements speak only as of the date they are made and should not be relied upon. Ocwen undertakes no obligation to update or revise the forward-looking statements.

Residential Servicing Statistics (Dollars in thousands)

	At or for the three months ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Total unpaid principal balance of loans and REO serviced	$73,886,391	$76,140,022	$55,244,576	$49,677,999	$49,980,077
Non-performing loans and REO serviced as a % of total UPB (1)	27.3%	27.2%	26.2%	25.3%	25.6%
Prepayment speed (average CPR)	13%	13%	13%	12%	15%

(1)
The increase in non-performing loans and REO serviced as a % of total UPB is due entirely to the acquisition of portfolios with higher delinquency rates. Non-performing loans exclude those serviced under special servicing agreements where we have no obligation to advance.

Ocwen Financial Corporation
Fourth Quarter 2010 Results
February 24, 2011

Segment Results (Dollars in thousands) (UNAUDITED)

	Three months		Twelve months
For the periods ended December 31,	2010	2009	2010	2009

Ocwen Asset Management
Servicing
Revenue	$113,216	$72,327	$359,798	$272,725
Operating expenses	59,069	30,472	200,108	129,252
Income from operations	54,147	41,855	159,690	143,473
Other expense, net	(35,313)	(12,555)	(81,495)	(55,792)
Income from continuing operations before taxes	18,834	29,300	78,195	87,681
Loans and Residuals
Revenue	—	—	—	—
Operating expenses	862	631	4,240	2,831
Loss from operations	(862)	(631)	(4,240)	(2,831)
Other income (expense), net	(2,124)	(1,427)	1,394	(6,290)
Loss from continuing operations before taxes	(2,986)	(2,058)	(2,846)	(9,121)
Asset Management Vehicles
Revenue	166	422	696	1,851
Operating expenses	596	578	2,099	3,108
Loss from operations	(430)	(156)	(1,403)	(1,257)
Other income (expense), net	(212)	(1,594)	606	(4,060)
Loss from continuing operations before taxes	(642)	(1,750)	(797)	(5,317)
Income from continuing operations before taxes	15,206	25,492	74,552	73,243

Ocwen Solutions
Mortgage Services
Revenue	—	—	—	54,052
Operating expenses	—	—	—	37,040
Income from operations	—	—	—	17,012
Other income, net	—	—	—	803
Income from continuing operations before taxes	—	—	—	17,815
Financial Services
Revenue	—	—	—	40,293
Operating expenses	—	—	—	45,002
Loss from operations	—	—	—	(4,709)
Other expense, net	—	—	—	(1,260)
Loss from continuing operations before taxes	—	—	—	(5,969)
Technology Products
Revenue	—	—	—	28,331
Operating expenses	—	—	—	18,638
Income from operations	—	—	—	9,693
Other expense, net	—	—	—	(103)
Income from continuing operations before taxes	—	—	—	9,590
Income from continuing operations before taxes	—	—	—	21,436

Corporate Items and Other
Revenue	275	385	1,416	1,066
Operating expenses	2,883	4,942	30,791	16,308
Loss from operations	(2,608)	(4,557)	(29,375)	(15,242)
Other income (expense), net	2,561	(741)	(6,023)	13,824
Loss from continuing operations before taxes	(47)	(5,298)	(35,398)	(1,418)

Corporate Eliminations
Revenue	(384)	(386)	(1,529)	(17,590)
Operating expenses	(145)	(117)	(764)	(16,525)
Loss from operations	(239)	(269)	(765)	(1,065)
Other income, net	239	269	765	1,065
Income (loss) from continuing operations before taxes	—	—	—	—
Consolidated income from continuing operations before taxes	$15,159	$20,194	$39,154	$93,261

Ocwen Financial Corporation
Fourth Quarter 2010 Results
February 24, 2011
OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

	Three months		Twelve months
For the periods ended December 31,	2010	2009	2010	2009

Revenue
Servicing and subservicing fees	$102,859	$62,635	$321,699	$264,467
Process management fees	9,572	9,710	33,704	108,082
Other revenues	842	403	4,978	8,179
Total revenue	113,273	72,748	360,381	380,728

Operating expenses
Compensation and benefits	17,892	12,862	87,644	87,620
Amortization of mortgage servicing rights	9,352	6,485	31,455	32,228
Servicing and origination	2,095	2,376	6,851	38,653
Technology and communications	7,062	5,712	25,644	20,066
Professional services	5,316	4,428	42,837	26,200
Occupancy and equipment	19,407	3,929	32,924	18,985
Other operating expenses	2,141	714	9,119	11,902
Total operating expenses	63,265	36,506	236,474	235,654

Income from operations	50,008	36,242	123,907	145,074

Other income (expense)
Interest income	2,352	2,375	10,859	8,786
Interest expense	(35,906)	(12,846)	(85,923)	(62,954)
Gain (loss) on trading securities	(4,010)	(2,159)	(7,968)	11,187
Loss on loans held for resale, net	(3,239)	(2,349)	(5,865)	(11,132)
Equity in earnings (losses) of unconsolidated entities	27	(1,325)	1,371	(2,933)
Other, net	5,927	256	2,773	5,233
Other expense, net	(34,849)	(16,048)	(84,753)	(51,813)

Income from continuing operations before taxes	15,159	20,194	39,154	93,261
Income tax expense	5,235	13,307	5,545	96,110
Income (loss) from continuing operations	9,924	6,887	33,609	(2,849)
Income from discontinued operations, net of taxes	—	2,488	4,383	3,121
Net income	9,924	9,375	37,992	272
Net loss (income) attributable to non-controlling interests	(3)	14	(8)	25
Net income attributable to Ocwen Financial Corporation (OCN)	$9,921	$9,389	$37,984	$297

Basic earnings per share
Income (loss) from continuing operations	$0.10	$0.07	$0.34	$(0.04)
Income from discontinued operations	—	0.02	0.04	0.04
Net income attributable to OCN	$0.10	$0.09	$0.38	$—

Diluted earnings per share
Income (loss) from continuing operations	$0.09	$0.07	$0.32	$(0.04)
Inome from discontinued operations	—	0.02	0.04	0.04
Net income attributable to OCN	$0.09	$0.09	$0.36	$—

Weighted average common shares outstanding
Basic	100,610,141	99,871,247	100,273,121	78,252,000
Diluted	107,441,874	107,150,497	107,483,015	78,252,000

Ocwen Financial Corporation
Fourth Quarter 2010 Results
February 24, 2011

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(UNAUDITED)

	December 31, 2010	December 31, 2009

Assets
Cash	$127,796	$90,919
Restricted cash – for securitization investors	727
Trading securities, at fair value:
Auction rate	—	247,464
Subordinates and residuals	—	3,692
Loans held for resale, at lower of cost or fair value	25,803	33,197
Advances	184,833	145,914
Match funded advances	1,924,052	822,615
Loans, net – restricted for securitization investors	67,340	—
Mortgage servicing rights, net	193,985	117,802
Receivables, net	69,518	67,095
Deferred tax assets, net	138,716	132,683
Goodwill	12,810	—
Premises and equipment, net	5,475	3,325
Investments in unconsolidated entities	12,072	15,008
Other assets	158,282	89,636
Total assets	$2,921,409	$1,769,350

Liabilities and Equity
Liabilities
Match funded liabilities	$1,482,529	$465,691
Secured borrowings – owed to securitization investors	62,705	—
Lines of credit and other secured borrowings	246,073	55,810
Investment line	—	156,968
Servicer liabilities	2,492	38,672
Debt securities	82,554	95,564
Other liabilities	140,239	90,782
Total liabilities	2,016,592	903,487

Equity
Ocwen Financial Corporation stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 100,726,947 and 99,956,833 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	1,007	1,000
Additional paid-in capital	467,500	459,542
Retained earnings	445,456	405,198
Accumulated other comprehensive loss, net of income taxes	(9,392)	(129)
Total Ocwen Financial Corporation stockholders’ equity	904,571	865,611
Non-controlling interest in subsidiaries	246	252
Total equity	904,817	865,863
Total liabilities and equity	$2,921,409	$1,769,350